EXHIBIT A
                                    ---------


                             JOINT FILING AGREEMENT
                             ----------------------


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the Schedule 13D filed herewith and any amendments thereto relating to the acquisition of units of beneficial interest of Great Northern Iron Ore Properties is filed jointly on behalf of each such person.



Dated:  July __, 1994


                            Appaloosa Management L.P.



                          By:              /s/ David A. Tepper
                                          -------------------------------------
                                           David A. Tepper
                                           President, Appaloosa Partners, Inc.,
                                           general partner

                                 David A. Tepper



                                          /s/ David A. Tepper
                                          -------------------------------------



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